QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

SUBSIDIARIES OF NUTRACEUTICAL

American Nutritional Casualty Insurance, Inc. (Hawaii)

Au Naturel, Inc. (Delaware)

Au Naturel (Canada), Inc. (Delaware)

Au Naturel (Japan), Inc. (Delaware)

Au Naturel (Netherlands), Inc. (Delaware)

Au Naturel (UK), Inc. (Delaware)

Fresh Organics, Inc. (Delaware)

Fresh To You, Inc. (Delaware)

Fresh Vitamins, Inc. (Delaware)

FunFresh Foods, Inc. (Delaware)

Great Basin Botanicals, Inc. (Delaware)

Healthway Corporation (Delaware)

KAL Nutritionals, Inc. (Delaware)

M. K. Health Food Distributors, Inc. (California)

Monarch Nutraceuticals, Inc. (Delaware)

NutraGarden, Inc. (Delaware)

Natural Balance, Inc. (Delaware)

Nature's Life, Inc. (Delaware)

NutraBrands, Inc. (Delaware)

Nutraceutical Corporation (Delaware)

NutraForce, Inc. (Delaware)

NutraMarks, Inc. (Delaware) (fka Makers of KAL, Inc. (Delaware))

NutraPure, Inc. (Delaware)

NutraSource International SRL (Barbados)

NutraSource Trading (Shanghai) Limited (China)

NutraPro, Inc. (Delaware)

OD, Inc. (Delaware)

Pep Products, Inc. (Delaware)

Pioneer Nutritional Formulas, Inc. (Massachusetts)

Pioneer Nutritionals, Inc. (Delaware)

Seychelles Organics, Inc. (Delaware)

Solaray, Inc. (Utah)

VitaDollar, Inc. (Delaware)

Woodland Publishing, Inc. (Delaware)

QuickLinks

  EXHIBIT 21.1